Genesee & Wyoming Reports Results for the First Quarter of 2008

GREENWICH, Conn., April 29, 2008/PRNewswire-FirstCall/ — Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported net income in the first quarter of 2008 of $10.4 million, compared with net income of $14.3 million in the first quarter of 2007. GWI's diluted earnings per share (EPS) in the first quarter of 2008 were $0.29 with 36.0 million weighted average shares outstanding, compared with diluted earnings per share of $0.34 with 41.9 million weighted average shares outstanding in the first quarter of 2007.

GWI’s income from continuing operations in the first quarter of 2008 was $11.2 million, or $0.31 per diluted share, compared with income from continuing operations of $16.1 million, or $0.38 per diluted share in the first quarter of 2007.

Three significant items negatively affected financial results in the first quarter of 2008:

1.
Severe winter weather in GWI’s Canada and Illinois regions reduced diluted earnings per share by approximately $0.05. In Canada, as a result of record snowfalls, shipments declined due to periodic shutdowns of GWI’s Quebec Gatineau Railway and weather-related service issues on connecting Class I carriers. In addition, Canadian operating costs were negatively impacted by increased overtime costs from train crews, high snow removal costs from yards and mainline track, and high diesel fuel consumption. In Illinois, the freezing and subsequent flooding of the Illinois River resulted in reduced transloading of coal from rail to barge. GWI expects to recover a portion of the Illinois coal traffic in the second quarter of 2008.

2.
Acquisition-related expenses reduced diluted earnings per share by approximately $0.02, primarily as a result of the recently announced acquisitions of Rotterdam Rail Feeding in the Netherlands and CAGY Industries in the United States.

3.	A legal settlement associated with a liability claim from the late 1990s reduced diluted earnings per share by approximately $0.01.

First quarter results in 2008 also included a gain from the sale of assets of $0.6 million ($0.3 million after-tax, or $0.01 per diluted share). First quarter results in 2007 included $0.7 million ($0.4 million after-tax, or $0.01 per diluted share) in expenses associated with a tunnel fire in Oregon.

Results from GWI’s Mexican operations for the three months ended March 31, 2008 and 2007 are now included in results from discontinued operations.

Continuing Operations

In the first quarter of 2008, GWI's revenues increased $15.6 million, or 12.5%, to $140.7 million, compared with $125.1 million in the first quarter of 2007. Freight revenues increased $4.0 million, or 4.7%, primarily due to an increase in average revenues per carload of 15.3%, partially offset by a 9.1% decrease in carloads. The average freight revenues per carload in the first quarter of 2008 benefited 4.0% from the appreciation of the Australian dollar and Canadian dollar relative to the U.S. dollar. Non-freight revenues increased $11.6 million, or 28.1%, primarily due to increased iron ore shipments, third-party fuel sales, crewing and equipment rentals in Australia, as well as higher revenues at GWI’s U.S. port railroads.

GWI's operating income in the first quarter of 2008 decreased 8.9% to $21.3 million, compared with $23.4 million in the first quarter of 2007. The operating ratio was 84.9% in the first quarter of 2008, compared with an operating ratio of 81.3% in the first quarter of 2007. The higher operating ratio in the first quarter of 2008 was primarily due to the previously discussed adverse weather conditions, acquisition-related costs and legal settlement.

GWI’s effective income tax rate increased from 30.6% in the first quarter of 2007 to 37.8% in the first quarter of 2008, primarily due to the expiration of the short line tax credit on December 31, 2007.

Comments from the Chief Executive Officer

John C. Hellmann, Chief Executive Officer of GWI commented, “Severe winter weather in Illinois and Canada, particularly in the Province of Quebec, resulted in difficult operating conditions and our first quarter financial results were below our expectations. Despite a tough start to the year and a weak North American economy, our outlook for the remainder of 2008 is positive. We expect to recover a portion of the lost winter shipments and we have new customers coming on-line in our Oregon, Southern and Rail Link Regions starting in the second quarter of 2008. In addition, we expect a significant increase in our free cash flow over the remainder of 2008.”

“The impact of our recent acquisitions should enhance our financial results in 2008 and beyond. The newly-acquired Maryland Midland Railway is performing in line with our acquisition plan. We also expect that our recent acquisition of Rotterdam Rail Feeding and our pending acquisition of CAGY Industries will be important additions to GWI. It has become increasingly clear that we are benefiting from having access to capital in the current acquisition market, while other bidders for rail assets are restricted by difficult credit market conditions.”

Free Cash Flow (1)

($ in millions)	Three Months Ended
	March 31,
	2008	2007

Net cash provided by operating activities	$8.1	$31.9
Net cash used in investing activities	(7.0)	(1.2)
Cash used for acquisitions	3.6	-
Free cash flow (1)	$4.7	$30.7

GWI’s continuing operations generated free cash flow of $4.7 million for the quarter ended March 31, 2008. For the quarter ended March 31, 2007, GWI’s continuing operations generated $30.7 million in free cash flow. In the first quarter of 2008, net cash provided by operating activities included a use of $15.1 million in working capital. In the first quarter of 2007, working capital provided $4.6 million in net cash flow. Net cash used in investing activities included $15.7 million in purchases of property and equipment, $8.5 million of which related to prior year capital expenditures, partially offset by $10.4 million in cash received from government grants. Net cash used in investing activities in the first quarter of 2007 included $6.7 million in purchases of property and equipment, partially offset by $4.5 million in cash received from government grants and insurance proceeds for capital spending completed in 2006 and $1.0 million in cash received from government grants for capital spending completed in 2007.

Discontinued Operations

During the second quarter of 2007, GWI’s Mexican operating subsidiary, Ferrocarriles Chiapas-Mayab, S.A. de C.V. (FCCM), resigned its operating concession, ceased the operations of its Mexican subsidiary and commenced liquidation proceedings. In the first quarter of 2008, GWI completed certain statutory audits and other legal matters related to the wind-down of its Mexican operations.

For the quarter ended March 31, 2008, GWI reported a net loss from discontinued operations of $0.8 million (or $0.02 per diluted share), compared with a net loss of $1.8 million (or $0.04 per diluted share) for the quarter ended March 31, 2007. For discontinued operations, cash used in operating activities was $0.8 million and $1.7 million for the quarters ended March 31, 2008 and 2007, respectively. Cash used in investing activities of discontinued operations was $0.0 million and $0.2 million for the quarters ended March 31, 2008 and 2007, respectively. Free cash flow used in discontinued operations was $0.8 million and $1.9 million for the quarters ended March 31, 2008 and 2007, respectively (1). As of March 31, 2008, there was a net liability of $1.5 million remaining on GWI’s balance sheet associated with its Mexican operations.

Conference Call and Webcast Details

As previously announced, GWI's conference call to discuss financial results for the first quarter will be held Tuesday, April 29, 2008 at 11:00 a.m. (Eastern Time). The dial-in number for the teleconference is (888) 423-3280; outside U.S., call (612) 332-0720, or the call may be accessed live over the Internet (listen only) under the "Investors" tab of GWI's website (http://www.gwrr.com), by selecting "First Quarter Earnings Audio Webcast." An audio replay of the conference call will be accessible via the Investors tab of GWI's website starting at 1:00 p.m. Tuesday, April 29, 2008.

About Genesee & Wyoming Inc.

GWI owns and operates short line and regional freight railroads and provides railcar switching services in the United States, Canada, Australia and the Netherlands and owns a minority interest in a railroad in Bolivia. Operations currently include 48 railroads organized in eight regions, with more than 5,700 miles of owned and leased track and approximately 3,000 additional miles under track access arrangements. GWI provides rail service at 16 ports in North America and Europe and performs contract coal loading and railcar switching for industrial customers. Corporate headquarters is in Greenwich, Conn.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, economic, political and industry conditions; customer demand, retention and contract continuation; legislative and regulatory developments; increased competition in relevant markets; funding needs and financing sources; susceptibility to various legal claims and lawsuits; strikes or work stoppages; severe weather conditions and other natural occurrences; and others. Words such as "anticipates," "intends," "plans," "believes," "seeks," "expects," "estimates," variations of these words and similar expressions are intended to identify these forward-looking statements. GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release. GWI disclaims any intention to update the current expectations or forward looking statements contained in this press release.

(1) Free Cash Flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, its most directly comparable GAAP measure. The information required by Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net cash provided by operating activities is included in the tables attached to this press release.

SOURCE Genesee & Wyoming Inc.

Contact: Michael E. Williams
Director, Corporate Communications
Genesee & Wyoming Inc.
+1 (203) 629-3722

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007

OPERATING REVENUES	$140,681	$125,107

OPERATING EXPENSES	119,375	101,721
INCOME FROM OPERATIONS	21,306	23,386

INTEREST INCOME	585	3,353
INTEREST EXPENSE	(3,909)	(3,495)
MINORITY INTEREST	(25)	-
OTHER INCOME (EXPENSE), NET	98	(83)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	18,055	23,161

PROVISION FOR INCOME TAXES	6,819	7,078

INCOME FROM CONTINUING OPERATIONS	11,236	16,083

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(839)	(1,763)

NET INCOME	$10,397	$14,320

BASIC EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.36	$0.43
BASIC LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	(0.03)	(0.05)
BASIC EARNINGS PER COMMON SHARE	$0.33	$0.38

WEIGHTED AVERAGE SHARES - BASIC	31,498	37,270

DILUTED EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.31	$0.38
DILUTED LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	(0.02)	(0.04)
DILUTED EARNINGS PER COMMON SHARE	$0.29	$0.34

WEIGHTED AVERAGE SHARES - DILUTED	36,033	41,861

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2008 AND DECEMBER 31, 2007
(In thousands)
(unaudited)

	March 31,	December 31,
	2008	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$38,737	$46,684
Accounts receivable, net	120,770	125,934
Materials and supplies	7,925	7,555
Prepaid expenses and other	17,767	18,147
Current assets of discontinued operations	1,534	2,213
Deferred income tax assets, net	7,487	7,495
Total current assets	194,220	208,028

PROPERTY AND EQUIPMENT, net	696,814	696,990
INVESTMENT IN UNCONSOLIDATED AFFILIATES	4,782	4,696
GOODWILL	38,959	39,352
INTANGIBLE ASSETS, net	116,215	117,106
OTHER ASSETS, net	8,302	10,276
DEFERRED INCOME TAX ASSETS, net	1,324	1,353
Total assets	$1,060,616	$1,077,801

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$2,106	$2,247
Accounts payable	107,397	128,038
Accrued expenses	36,361	37,792
Current liabilities of discontinued operations	3,056	3,919
Deferred income tax liabilities, net	116	66
Total current liabilities	149,036	172,062

LONG-TERM DEBT, less current portion	256,827	270,519
DEFERRED INCOME TAX LIABILITIES, net	95,267	93,336
DEFERRED ITEMS - grants from governmental agencies	96,822	94,651
OTHER LONG-TERM LIABILITIES	14,793	15,144
MINORITY INTEREST	1,133	1,108

TOTAL STOCKHOLDERS' EQUITY	446,738	430,981
Total liabilities and stockholders' equity	$1,060,616	$1,077,801

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,397	$14,320
Adjustments to reconcile net income to net cash provided
by operating activities:
Loss from discontinued operations, net of tax	839	1,763
Depreciation and amortization	9,199	7,706
Compensation cost related to equity awards	1,338	1,206
Excess tax benefits from share-based compensation	(845)	(420)
Deferred income taxes	2,826	2,752
Net gain on sale of assets	(550)	(31)
Minority Interest	25	-
Changes in assets and liabilities which provided (used) cash, net of effect of acquisitions:
Accounts receivable, net	(2,994)	4,659
Materials and supplies	(268)	(488)
Prepaid expenses and other	594	(958)
Accounts payable and accrued expenses	(12,716)	781
Other assets and liabilities, net	256	599
Net cash provided by operating activities from continuing operations	8,101	31,889
Net cash used in operating activities from discontinued operations	(776)	(1,699)
Net cash provided by operating activities	7,325	30,190

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(15,664)	(6,710)
Grant proceeds from government agencies	10,360	4,084
Cash paid for acquisitions, net of cash acquired	(3,613)	-
Insurance proceeds for the replacement of assets	-	1,422
Proceeds from disposition of property and equipment	1,897	33
Net cash used in investing activities from continuing operations	(7,020)	(1,171)
Net cash used in investing activities from discontinued operations	-	(214)
Net cash used in investing activities	(7,020)	(1,385)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(30,058)	(458)
Proceeds from issuance of long-term debt	17,500	-
Net proceeds from employee stock purchases	2,353	1,552
Treasury stock purchases	-	(37,370)
Excess tax benefits from share-based compensation	845	420
Net cash used in financing activities	(9,360)	(35,856)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	1,067	2,691

CHANGE IN CASH BALANCES INCLUDED IN CURRENT ASSETS OF DISCONTINUED OPERATIONS	41	-

DECREASE IN CASH AND CASH EQUIVALENTS	(7,947)	(4,360)
CASH AND CASH EQUIVALENTS, beginning of period	46,684	240,206
CASH AND CASH EQUIVALENTS, end of period	$38,737	$235,846

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2008		2007
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$87,728	62.4%	$83,754	66.9%
Non-freight	52,953	37.6%	41,353	33.1%

Total revenues	$140,681	100.0%	$125,107	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$46,117	32.8%	$40,964	32.6%
Equipment rents	8,381	6.0%	9,358	7.5%
Purchased services	10,837	7.7%	9,291	7.4%
Depreciation and amortization	9,199	6.5%	7,706	6.2%
Diesel fuel used in operations	15,785	11.2%	10,448	8.4%
Diesel fuel sold to third parties	8,567	6.1%	5,321	4.3%
Casualties and insurance	4,234	3.0%	4,471	3.6%
Materials	6,105	4.4%	5,074	4.1%
Net gain on sale of assets	(550)	-0.4%	(31)	0.0%
Other expenses	10,700	7.6%	9,119	7.2%

Total operating expenses	$119,375	84.9%	$101,721	81.3%

Functional Classification
Transportation	$47,856	34.0%	$39,485	31.5%
Maintenance of ways and structures	12,152	8.7%	10,707	8.6%
Maintenance of equipment	17,941	12.8%	17,495	14.0%
Diesel fuel sold to third parties	8,567	6.1%	5,321	4.3%
General and administrative	24,210	17.2%	21,038	16.7%
Net gain on sale of assets	(550)	-0.4%	(31)	0.0%
Depreciation and amortization	9,199	6.5%	7,706	6.2%

Total operating expenses	$119,375	84.9%	$101,721	81.3%

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUE, CARLOADS AND AVERAGE REVENUE PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenue per carload)
(unaudited)

	Three Months Ended			Three Months Ended
	March 31, 2008			March 31, 2007
	Freight		Average Revenue	Freight		Average Revenue
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Pulp & Paper	$18,013	29,926	$602	$17,473	31,992	$546
Coal, Coke & Ores	16,746	45,480	368	15,863	49,090	323
Farm & Food Products	10,887	17,932	607	9,910	22,162	447
Metals	9,519	19,127	498	8,923	19,685	453
Minerals & Stone	9,214	31,653	291	6,769	27,280	248
Lumber & Forest Products	7,972	18,137	440	8,705	20,732	420
Chemicals-Plastics	7,423	11,377	652	6,472	11,254	575
Petroleum Products	5,007	7,451	672	4,384	6,935	632
Autos & Auto Parts	1,755	3,345	525	1,682	3,510	479
Intermodal	124	259	478	282	537	525
Other	1,068	4,740	225	3,291	15,296	215

Totals	$87,728	189,427	463	$83,754	208,473	402

Reconciliation of non-GAAP Financial Measure

This earnings release contains free cash flow, which is a "non-GAAP financial measure" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Regulation G, GWI has reconciled this non-GAAP financial measure to its most directly comparable U.S. GAAP measures.

Free Cash Flow Description and Discussion

Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI. Free Cash Flow is defined as Net Cash Provided by Operating Activities from Continuing Operations less Net Cash Used in Investing Activities from Continuing Operations, excluding the Cost of Acquisitions. Free Cash Flow from Discontinued Operations is defined as Net Cash Used in Operating Activities from Discontinued Operations less Net Cash Used in Investing Activities from Discontinued Operations. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with GAAP.

The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities from Continuing Operations to GWI's Free Cash Flow ($ in millions):

	Three Months Ended
	March 31,
	2008	2007
Net cash provided by operating activities from continuing operations	$8.1	$31.9
Net cash used in investing activities from continuing operations	(7.0)	(1.2)
Cash paid for acquisitions, net of cash acquired	3.6	-
Free cash flow	$4.7	$30.7

The following table sets forth a reconciliation of GWI's Net Cash Used In Operating Activities from Discontinued Operations to GWI's Free Cash Flow from Discontinued Operations ($ in millions):

	Three Months Ended
	March 31,
	2008	2007
Net cash used in operating activities from discontinued operations	$(0.8)	$(1.7)
Net cash used in investing activities from discontinued operations	-	(0.2)
Free cash flow from discontinued operations	$(0.8)	$(1.9)